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                                                                   EXHIBIT 10.15

                              KOHL'S CORPORATION
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                       1994 LONG-TERM COMPENSATION PLAN
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1.  PURPOSE

          The purpose of the Plan is to provide motivation to Key Employees of the Company and its Subsidiaries to put forth maximum efforts toward the continued growth, profitability, and success of the Company and its Subsidiaries by providing incentives to such Key Employees through the ownership and performance of the Common Stock of the Company. Toward this objective, the Committee may grant stock options, stock appreciation rights, Stock Awards, performance units, performance shares, and/or other incentive awards to Key Employees on the terms and subject to the conditions set forth in the Plan.

2.  DEFINITIONS

          2.1. "Award" means any form of stock option, stock appreciation right, Stock Award, performance unit, performance shares or other incentive award granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish by the Award Notice or otherwise.

          2.2. "Award Notice" means a written notice from the Company to a Participant that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee's exercise of its administrative powers.

          2.3.  "Board" means the Board of Directors of the Company.

          2.4. "Cause" means (a) the failure by a Key Employee to perform his duties for his employer, or (b) the engaging by a Key Employee in illegal conduct which is injurious to the Company or a Subsidiary.

          2.5. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          2.6. "Committee" means the Compensation Committee of the Board, or such other committee of directors designated by the Board, authorized to administer the Plan under Paragraph 3 hereof. The Committee shall consist of not less than two (2) directors and shall be constituted so as to permit the Plan to comply with both Rule 16b-3 and Code Section 162(m).
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          2.7.  "Common Stock" means $.01 par value common shares of the
Company.

          2.8.  "Company" means Kohl's Corporation, a Wisconsin corporation.

          2.9. "Disability" means the inability of a Participant to perform his normal duties as a full-time employee of the Company or a Subsidiary for a continuous period of ninety (90) days by reason of physical or mental illness or incapacity. If there is any dispute as to whether the termination of the Participant's employment was due to his physical or mental illness or incapacity, such question shall be submitted to a licensed physician for the purpose of making such determination. An examination of the Participant shall be made within thirty (30) days after written notice by the Committee or the Participant by a licensed physician selected by the Committee. The Participant shall submit to such examination and provide such information as such physician may request and the determination of such physician as to the question of the Participant's physical or mental condition shall be binding and conclusive on all parties concerned for purposes of this Plan. The disability shall be deemed to be continuing unless the Participant performs his regular duties for his employer for a continuous period of ninety (90) days.

         2.10. "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

         2.11. "Key Employee" means an employee of the Company or a Subsidiary chosen by the Committee to receive an Award hereunder.

         2.12. "Market Value" of Common Stock shall mean the closing sale price of Common Stock on the New York Stock Exchange - Composite Transactions, the American Stock Exchange - Composite Transactions, or other national or regional exchange, or the mean of the closing bid and asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers Automatic Quotation System ("NASDAQ").

         2.13. "Participant" means any individual to whom an Award has been granted by the Committee under this Plan.

         2.14. "Plan" means the Kohl's Corporation 1994 Long-Term Compensation Plan.

         2.15. "Retirement" means termination of employment of a Participant other than for Cause after the later to occur of (a) attainment of age sixty
(60); or (b) employment with the Company and/or a Subsidiary for a continuous period of ten (10) years.

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         2.16.  "Rule 16b-3" means Rule 16b-3 promulgated by the Securities and
Exchange Commission under Section 16 of the Exchange Act, as it may be amended from time to time, and any successor rule.

         2.17. "Stock Award" means an award granted pursuant to Paragraph 10 hereof in the form of shares of Common Stock, restricted shares of Common Stock, and/or Units of Common Stock.

         2.18. "Subsidiary" means a corporation or other business entity in which the Company directly or indirectly has an ownership interest of 80% or more.

         2.19. "Unit" means a bookkeeping entry used by the Company to record and account for the grant of the following Awards until such time as the Award is paid, cancelled, forfeited or terminated, as the case may be: Units of Common Stock, performance units, and performance shares which are expressed in terms of Units of Common Stock.

3.  ADMINISTRATION

          The Plan shall be administered by the Committee. Subject to the terms of the Plan, the Committee shall have the authority to: (a) interpret the Plan;
(b) establish such rules and regulations as it deems necessary for the proper operations and administration of the Plan; (c) select Key Employees to receive Awards under the Plan; (d) determine the form of an Award, whether a stock option, stock appreciation right, Stock Award, performance unit, performance share, or other incentive award established by the Committee in accordance with the Plan, the number of shares or Units subject to the Award, all the terms, conditions, restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Notice;
(e) determine whether Awards will be granted singly, in combination or in tandem; (f) determine the performance goals, if any, which will be applicable to the Award; (g) grant waivers of Plan terms, conditions, restrictions, and limitations; (h) accelerate the vesting, exercise, or payment of an Award or the performance period of an Award when such action or actions would be in the best interest of the Company; and (i) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan. In addition, in order to enable Key Employees who are foreign nationals or are employed outside the United States or both to receive Awards under the Plan, the Committee may adopt such amendments, procedures, regulations, subplans and the like as are necessary or advisable, in the opinion of the Committee, to effectuate the purposes of the Plan. The Committee shall also have the authority to grant Awards in replacement of Awards previously granted under this Plan or any other executive compensation plan of the Company or a Subsidiary. All determinations of the Committee shall be made by a majority of its members, and its determinations shall be final, binding and conclusive. The Committee, in its discretion, may delegate its authority and duties under the Plan to the Chief Executive Officer and/or to other senior officers of the Company under such

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conditions and/or limitations as the Committee may establish; provided, however, that only the Committee may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act.

4.  ELIGIBILITY

          Any Key Employee is eligible to become a Participant of the Plan.

5.  SHARES AVAILABLE

          The maximum number of shares of Common Stock of the Company which shall be available for grant of Awards under the Plan (including incentive stock options) during its term shall not exceed 6,000,000 (such amount shall be subject to adjustment as provided in Paragraph 20). No Participant shall receive a grant or grants of Awards aggregating more than 300,000 shares of Common Stock in any twelve-month period; and no Participant, in any twelve-month period, shall receive a grant or grants of Awards which are not based on, or paid in, Common Stock, with an aggregate fair market value at the time of grant, equal to more than 300% of such Participant's base salary. Any shares of Common Stock related to Awards which (a) terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, (b) are settled in cash in lieu of Common Stock, or (c) are exchanged with the Committee's permission for Awards not involving Common Stock, shall be available again for grant under the Plan, provided the Participant received no other benefits of ownership of such Award other than voting rights, if any. Notwithstanding the foregoing, no shares of Common Stock which are used by a Participant for the full or partial payment to the Company of the purchase price of shares of Common Stock upon exercise of a stock option, or for any withholding taxes due as a result of such exercise, may become available for Awards under the Plan. Shares of Common Stock with respect to which a stock appreciation right has been exercised and paid in cash shall again be available for grant under the Plan. The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares.

6.  TERM

          The Plan shall become effective as of the date of its approval by the Company's shareholders. Awards shall not be granted pursuant to the Plan after May 24, 2004.

7.  PARTICIPATION

          The Committee shall select, from time to time, Participants from those Key Employees who, in the opinion of the Committee, can further the Plan's purposes. Once a Participant is so selected, the Committee shall determine the type or types of Awards to be

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made to the Participant and shall establish in the related Award Notices the terms, conditions, restrictions and/or limitations, if any, applicable to the Awards in addition to those set forth in this Plan and the administrative rules and regulations issued by the Committee.

8.  STOCK OPTIONS

               (a) Grants. Awards may be granted in the form of stock options. These stock options may be incentive stock options within the meaning of
     Section 422 of the Code or nonqualified stock options (i.e., stock options which are not incentive stock options), or a combination of both.

               (b) Terms and Conditions of Options. An option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which a share of Common Stock may be purchased upon exercise of a stock option shall be established by the Committee, but shall be no less than 50% of the fair market value of a share of Common Stock, as determined by the Committee, on the date of grant.

               (c) Restrictions Relating to Incentive Stock Options. Stock options issued in the form of incentive stock options shall, in addition to being subject to all applicable terms, conditions, restrictions and/or limitations established by the Committee, comply with Section 422 of the Code. Further, the per share option price of an incentive stock option shall not be less than 100% (or 110% in the case of a 10% or more shareholder) of the fair market value of a share of Common Stock, as determined by the Committee, on the date of the grant. Also, each option shall expire not later than ten years (or five years in the case of a 10% or more shareholder) from its date of grant; and if an incentive stock option granted under the Plan is first exercisable in any calendar year to obtain Common Stock having a fair market value (determined at the time of grant) in excess of $100,000, the option shall be treated as an incentive stock option for Common Stock having a fair market value (determined at the time of grant) equal to $100,000, and as a nonqualified stock option for the remaining Common Stock. The number of shares of Common Stock that shall be available for incentive stock options granted under the Plan is 1,500,000.

               (d) Additional Terms and Conditions. The Committee may, by way of the Award Notice or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any stock option Award, provided they are not inconsistent with the Plan.

               (e) Exercise Payment. At the option of the Committee, upon exercise, the option price of a stock option may be paid in cash, shares of Common Stock, a combination of the foregoing, or such other consideration as the Committee may deem

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     appropriate.  The Committee shall establish appropriate methods for accepting Common Stock and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a stock option.

9.  STOCK APPRECIATION RIGHTS

               (a) Grants. Awards may be granted in the form of stock appreciation rights ("SARs"). An SAR may be granted in tandem with all or a portion of a related stock option under the Plan (a "Tandem SAR"), or may be granted separately (a "Freestanding SAR"). A Tandem SAR may be granted either at the time of the grant of the related stock option or any time thereafter during the term of the stock option. SARs shall entitle the recipient to receive a payment equal to the appreciation in Market Value of a stated number of shares of Common Stock from the exercise price to the Market Value on the date of exercise. In the case of SARs granted in tandem with stock options granted prior to the grant of such SARs, the appreciation in value is from the option price of such related stock option to the Market Value on the date of exercise.

               (b) Terms and Conditions of Tandem SARs. A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related stock option is exercisable, and the "exercise price" of such an SAR (the base from which the value of the SAR is measured at its exercise) shall be the option price under the related stock option. If a related stock option is exercised as to some or all of the shares covered by the Award, the related Tandem SAR, if any, shall be cancelled automatically to the extent of the number of shares covered by the stock option exercise. Upon exercise of a Tandem SAR as to some or all of the shares covered by the Award, the related stock option shall be cancelled automatically to the extent of the number of shares covered by such exercise, and such shares shall again be eligible for grant in accordance with Paragraph 5 hereof, except to the extent any shares of Common Stock are issued to settle the SAR.

               (c) Terms and Conditions of Freestanding SARs. A Freestanding SAR shall be exercisable in whole or in such installments and at such times as may be determined by the Committee.

               (d) Deemed Exercise. The Committee may provide that an SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR, if at such time the SAR by its terms remains exercisable and, if so exercised, would result in a payment to the holder of such SAR.

               (e) Additional Terms and Conditions. The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions

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     and/or limitations, if any, of any SAR Award, provided they are not inconsistent with the Plan.

10.  STOCK AWARDS

               (a) Grants. Awards may be granted in the form of Stock Awards. Stock Awards shall be awarded in such numbers and at such times during the term of the Plan as the Committee shall determine.

               (b) Award Restrictions. Stock Awards shall be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate including, but not by way of limitation, performance goal requirements and restrictions on transferability and continued employment. The Committee may modify or accelerate the delivery of a Stock Award under such circumstances as it deems appropriate.

               (c) Rights as Shareholders. During the period in which any restricted shares of Common Stock are subject to the restrictions imposed under Paragraph 10(b), the Committee may, in its discretion, grant to the Participant to whom such restricted shares have been awarded all or any of the rights of a shareholder with respect to such shares, including, but not by way of limitation, the right to vote such shares and to receive dividends.

               (d) Evidence of Award. Any Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.

11.  PERFORMANCE UNITS

               (a) Grants. Awards may be granted in the form of performance units. Performance units, as that term is used in this Plan, shall refer to Units valued by reference to designated criteria established by the Committee, other than Common Stock.

               (b) Performance Criteria. Performance units shall be contingent on the attainment during a performance period of certain performance goals. The length of the performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such goals have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Performance goals may be revised by the Committee, at such times as it deems appropriate during the performance period, in order to take into consideration any unforeseen events or changes in circumstances.

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               (c)  Additional Terms and Conditions. The Committee may, by way
     of the Award Notice or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of performance units, provided they are not inconsistent with the Plan.

12.  PERFORMANCE SHARES

               (a) Grants. Awards may be granted in the form of performance shares. Performance shares, as that term is used in this Plan, shall refer to shares of Common Stock or Units which are expressed in terms of Common Stock.

               (b) Performance Criteria. Performance shares shall be contingent upon the attainment during a performance period of certain performance goals. The length of the performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such goals have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Performance goals may be revised by the Committee, at such times as it deems appropriate during the performance period, in order to take into consideration any unforeseen events or changes in circumstances.

               (c) Additional Terms and Conditions. The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, of any Award of performance shares, provided they are not inconsistent with the Plan.

13.  PERFORMANCE GOALS

          Notwithstanding any other provision hereof, the Committee may establish performance goals in connection with the grant of any Award hereunder. Performance goals established by the Committee shall be based upon the performance of the Market Value of the Common Stock in relation to its historical performance and the performance of applicable market indices and market peer groups, Company sales figures, cash flow, return on equity, and/or either pre-tax or after-tax profit levels of the Company; and the Committee may, in its discretion, determine whether an Award will be paid under any one or more of the performance goals. Such performance goals shall be set by the Committee so as to comply with the performance-based compensation provisions under Code
(S)162(m), and may be (but need not be) different for each performance period. The Committee may set different goals for different Participants and for different Awards, and performance goals may include standards for minimum attainment, target attainment, and maximum attainment. In all cases, however, performance goals shall include a minimum performance standard below which no part of the relevant Award will be earned. If necessary, after the end of a performance

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period, the Committee shall certify in writing prior to payment of the Award that the relevant performance goals and any other material terms of the Award were in fact satisfied.

14.  PAYMENT OF AWARDS

          At the discretion of the Committee, payment of Awards may be made in cash, Common stock, a combination of cash and Common Stock, or any other form of property as the Committee shall determine, other than stock options and Stock Awards, which shall be made in Common Stock. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Common Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum or installments, as determined by the Committee.

15.  DIVIDENDS AND DIVIDEND EQUIVALENTS

          If an Award is granted in the form of a Stock Award, stock option, or performance share, or in the form of any other stock-based grant, the Committee may choose, at the time of the grant of the award or any time thereafter up to the time of the Award's payment, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such time as the Committee shall determine. All dividends or dividend equivalents which are not paid currently may, at the Committee's discretion, accrue interest, be reinvested into additional shares of Common Stock or, in the case of dividends or dividend equivalents credited in connection with performance shares, be credited as additional performance shares and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award.

16.  DEFERRAL OF AWARDS

          At the discretion of the Committee, payment of a Stock Award, performance share, performance unit, dividend, dividend equivalent, or any portion thereof may be deferred by a Participant until such time as the Committee may establish. All such deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant prior to such time payment would otherwise be made, on a form provided by the Company. Further, all deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of the Code and its regulations. Deferred payments shall be paid in a lump sum or installments, as determined by the Committee. The Committee may also credit interest, at such rates to be determined by the Committee, on cash payments that are deferred and credit dividends or dividend equivalents on deferred payments denominated in the form of Common Stock.

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17.  TERMINATION OF EMPLOYMENT

          If a Participant's employment with the Company or a Subsidiary terminates for a reason other than death, Disability, Retirement, or any approved reason, all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned, but not yet paid, all unpaid dividends and dividend equivalents, and all interest accrued on the foregoing shall be cancelled or forfeited, as the case may be, unless the Participant's Award Notice provides, or the Committee determines, otherwise. The Committee shall have the authority to promulgate rules and regulations to (a) determine what events constitute Disability, Retirement, or termination for an approved reason for purposes of the Plan, and (b) determine the treatment of a Participant under the Plan in the event of his death, Disability, Retirement, or termination for an approved reason.

18.  CHANGE OF CONTROL

          (a) Impact. In the event of a Change of Control (as defined below), the following acceleration and valuation provisions shall apply:

               (i) All Awards outstanding on the date such Change of Control is determined to have occurred shall become immediately vested and fully exercisable as if all applicable performance goals, if any, had been attained at the level of 100% or the equivalent thereof;

              (ii) All Awards which are not paid in Common Stock will be cashed out at the "Change of Control Price" (as defined below) reduced by the exercise price, if any, applicable to such Awards; and

             (iii) The Committee may, in its discretion, make such other provision relating to any Award, any unpaid dividend or dividend equivalent and all interest accrued thereon, any performance goal, or any Award deferred under Paragraph 16 hereof which the Committee may deem equitable, including, but not limited to, adjusting the terms of an Award to reflect the Change of Control or causing the Award to be assumed, or new rights to be substituted therefor, by another entity.

          (b)  Definitions.
               -----------

               (i) "Change of Control" means the occurrence of (1) the acquisition (other than from the Company) by any person, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Company, a subsidiary of the Company, or any employee benefit plan or plans sponsored by the Company or any subsidiary of the Company, directly or indirectly, of beneficial ownership (within the meaning of Exchange

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     Act Rule 13d-3) of 20% or more of the then outstanding shares of common stock of the Company or voting securities representing 20% or more of the combined voting power of the Company's then outstanding voting securities ordinarily entitled to vote in the election of directors unless the Incumbent Board (as defined below), before such acquisition or within 30 days thereafter, deems such acquisition not to be a Change of Control; or
     (2) individuals who, as of the date this Plan is adopted by the Board, constitute the Board (as of such date, the "Incumbent Board") ceasing for any reason to constitute at least a majority of such Board; provided, however, that any person becoming a director subsequent to the date this Plan is adopted by the Board whose election, or nomination for election by the shareholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be for purposes of the Plan, considered as though such person were a member of the Incumbent Board but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest which was (or, if threatened, would have been) subject to Exchange Act Rule 14a-11.

              (ii) "Change of Control Price" means, as determined by the Committee, (1) the highest Market Value at any time within the 60-day period immediately preceding the date of determination of the Change of Control Price by the Committee, (2) the highest price paid or offered per share of Common Stock, as determined by the Committee, in any bona fide transaction or bona fide offer related to the Change of Control of the Company at any time within such 60-day period, or (3) some lower price as the Committee, in its discretion, determines to be a reasonable estimate of the fair market value of a share of Common Stock.

19.  NONASSIGNABILITY

          No Awards or any other payment under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code), assignment, pledge, or encumbrance, and during the lifetime of the Participant, only the Participant may exercise rights under the Plan. Following the death of the Participant, such individual, trust or estate who or which by designation of the Participant or operation of law succeeds to the rights of the Participant under the Plan upon the Participant's death, may exercise the Participant's rights to the extent they are exercisable under the Plan following the death of the Participant. All beneficiary designations shall be made in such form and subject to such limitations as may from time to time be acceptable to the Committee and delivered to and accepted by the Committee.

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20.  ADJUSTMENT PROVISIONS

          If there is any change in the number of outstanding shares of Common Stock through the declaration of stock dividends, stock splits or the like, the number of shares available for Awards, the shares subject to any Award and the option prices or exercise prices of Awards shall be automatically adjusted. If there is any change in the number of outstanding shares of Common Stock through any change in the capital of the Company, or through any other transaction referred to in Section 424(a) of the Code, the Committee shall make appropriate adjustments in the maximum number of shares of Common Stock which may be issued under the Plan and any adjustments and/or modifications to outstanding Awards as it deems appropriate. In the event of any other change in the capital structure or in the Common Stock of the Company, or in the event of a merger, consolidation, combination or exchange of shares, or the like, as a result of which Common Stock is changed into another class, or securities of another person, cash or other property, the exercise price, consideration to be received, and other terms of an Award shall be adjusted as deemed equitable by the Committee, in its sole discretion. The Committee shall have authority to provide for, in appropriate cases upon the effectiveness of the transaction, (a) waiver, in whole or in part, of remaining restrictions for vesting or earning, and (b) the conversion of outstanding Awards into cash or other property to be received in the transactions immediately or over the periods the Award would have vested or been earned. Any adjustment, waiver, conversion or the like carried out by the Committee under this Paragraph shall be conclusive and binding for all purposes of the Plan. Notwithstanding the foregoing, any increase in the number of shares of Common Stock subject to the Plan shall, if required under Rule 16b-3 or Code Section 162(m), be subject to approval of the Company's shareholders.

21.  WITHHOLDING TAXES

          The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to the Company, shares of Common Stock having a fair market value, as determined by the Committee, equal to the amount of such required withholding taxes.

22.  NONCOMPETITION PROVISION

          Unless the Award Notice specifies otherwise, a Participant shall forfeit all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards

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earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing if, (a) in the opinion of the Committee, the Participant, at any time during the period of Participant's employment and for one (1) year thereafter, without the written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee, or otherwise, in any business or activity competitive with the business conducted by the Company or any Subsidiary, in the geographic area in which the Company does business; or (b) the Participant performs any act or engages in any activity which in the opinion of the Chief Executive Officer of the Company is inimical to the best interests of the Company. In addition, the Committee may, in its discretion, condition the deferral of any Award, dividend, or dividend equivalent under Paragraph 16 hereof on a Participant's compliance with the terms of this Paragraph 22, and cause such a Participant to forfeit any payment which is so deferred if the Participant fails to comply with the terms hereof.

23.  AMENDMENTS TO AWARDS

          The Committee may at any time unilaterally amend or terminate and cash out any unexercised or unpaid Award, whether earned or unearned, including, but not by way of limitation, Awards earned but not yet paid, and/or substitute another Award of the same or different type, to the extent it deems appropriate; provided, however, that any amendment to (but not termination of) an outstanding Award which, in the opinion of the Committee, is materially adverse to the Participant, or any amendment or termination which, in the opinion of the Committee, may subject the Participant to liability under Section 16 of the Exchange Act, shall require the Participant's consent.

24.  REGULATORY APPROVALS AND LISTINGS

          Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing Stock Awards or any other Award resulting in the payment of Common Stock prior to (a) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (c) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

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

25.  NO RIGHTS TO CONTINUED EMPLOYMENT OR GRANTS

          Participation in the Plan shall not give any Key Employee any right to remain in the employ of the Company or any Subsidiary. The Company or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate any Key Employee at any time. Further, the adoption of this Plan shall not be deemed to give any Key Employee or any other individual any right to be selected as a Participant or to be granted an Award.

26.  AMENDMENT

          The Board may suspend or terminate the Plan at any time, but the termination or suspension shall not, without the consent of a Participant, adversely affect the rights of such Participant under an outstanding Award then held by the Participant, except to the extent permitted by Paragraph 23. In addition, the Board may, from time to time, amend the Plan in any manner, but may not without shareholder approval adopt any amendment that requires shareholder approval under Rule 16b-3, Code Section 162(m), or any other applicable provision of securities and/or tax law.

27.  GOVERNING LAW

          The Plan shall be governed by and construed in accordance with the laws of the State of Wisconsin.

28.  NO RIGHT, TITLE, OR INTEREST IN COMPANY ASSETS

          No Participant shall have any right in any fund or in any specific asset of the Company by reason of being a Participant under this Plan, nor any rights as a shareholder as a result of participation in the Plan until the date of issuance of a stock certificate in his name, and, in the case of restricted shares of Common Stock, such rights are granted to the Participant under Paragraph 10(c) hereof. To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.

29.  GENDER

          Throughout this Plan, the masculine gender shall include the feminine.

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